Kevin Watters, Chief Executive Officer – Chase Card Services November 3, 2016 BancAnalysts Association of Boston Conference

Investments in growth have increased Chase's credit card market share in 2016

General purpose credit card sales market share[1]


Chase
C
AXP²
BAC
DFS
COF
Other
YoY Δ
22.0%
22.5%
▲58 bps
10.7%
11.1%
▲41 bps
5.1%
4.8%
▼31 bps
9.4%
8.9%
▼50 bps
24.0%
19.8%
▼65 bps
7.8%
11.3%
21.1%
21.6%
▲47 bps
3Q15
3Q16

Best-in-class franchise

- Consistently ranked #1 credit card issuer in the U.S. based on loans outstanding[3]
  - In 3Q16, also ranked #1 by sales[1]
- New account originations[4] were up 35% YoY, with >75% being opened through digital channels
- Launched Sapphire Reserve and Freedom Unlimited in 2016
  - Sapphire Reserve: excellent customer response – especially from Millennials
    - Strong customer profile – credit scores and income above the portfolio average
  - Freedom Unlimited: new accounts opened exceeded 1mm within 5 months post-launch
- Our national, scale lending businesses, broad distribution network and strong product offerings allow us to deliver unprecedented value to our customers

Outlook

- Expect 4Q16 revenue for Card, Commerce Solutions & Auto to be down ~$200mm QoQ on higher acquisition costs
  - Expect 4Q16 revenue rate to be lower QoQ and increase in 2017
  - Results will be dependent on the number of new accounts originated

Source: Company filings; internal JPMorgan Chase estimates
Note: Percentages may not sum due to rounding
[1] Excludes private label and commercial card; based on company filings and internal JPMorgan Chase estimates
[2] AXP reflects the U.S. Consumer segment and internal JPMorgan Chase estimates for AXP's U.S. small business sales
[3] Based on company filings and internal JPMorgan Chase estimates as of 3Q16
[4] For 3Q16

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JPMORGAN CHASE & CO.

Portfolio growth and seasoning will lead to modestly higher expected net charge-offs

Historical and expected Credit Card net charge-off rates[1]


Accounts acquired pre-2015
Accounts acquired 2015 onwards
2015
2016
2017
2018

Credit Card net charge-off rate[1] guidance

2016 Investor Day	FY2016	FY2017
2.50%+/- *Medium-term*	**2.60%+/-**	**2.75%+/-**

Maturation of newer origination vintages will drive loss rates modestly higher

[1] Excludes held-for-sale loans

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JPMORGAN CHASE & CO.

Forward-looking statements B A N C A N A L Y S T S A S S O C I A T I O N O F B O S T O N C O N F E R E N C E This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & Co.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase & Co.’s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2015, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016, and September 30, 2016, which have been filed with the Securities and Exchange Commission and are available on JPMorgan Chase & Co.’s website (http://investor.shareholder.com/jpmorganchase/sec.cfm), and on the Securities and Exchange Commission’s website (www.sec.gov). JPMorgan Chase & Co. does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. 3